UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 28, 2016

Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2016 (the "Grant Date"), upon recommendation of the Compensation Committee of the Board of Directors of Windtree Therapeutics, Inc. (the “Company”), the Board of Directors of the Company approved stock option grants to three Named Executive Officers – Craig Fraser, President and Chief Executive Officer, Steven G. Simonson, M.D., Senior Vice President and Chief Development Officer, and John Tattory, Senior Vice President and Chief Financial Officer.  Mr. Fraser was granted 40,000 stock options, Dr. Simonson was granted 25,000 stock options, and Mr. Tattory was granted 25,000 stock options.  All of the options were granted at an exercise price of $1.77 and vest in three equal annual installments on the first, second and third anniversary of the Grant Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By	/s/ John Tattory
Name:	John Tattory
Title:	Senior Vice President and Chief Financial Officer

Date:  August 2, 2016